UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2006

ATLAS PIPELINE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14998	23-3011077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Rouser Road, Moon Township, Pennsylvania 15108

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 262-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Atlas Pipeline Partners, L.P. (the “Partnership”) is filing a prospectus supplement to its prospectus dated August 30, 2005, which forms part of its registration statement on Form S-3 (SEC Registration No. 333-127961), in order to offer 500,000 common units, plus up to an additional 75,000 common units if the underwriter exercises its option to purchase additional common units. In connection with the offering, the Partnership entered into the underwriting agreement attached hereto and is filing the opinions delivered to it regarding the legality of the common units offered and certain tax matters, all of which are attached as Exhibits 1.1, 5.1 and 8.1 and an auditors’ consent, which is attached as Exhibit 23.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement dated May 8, 2006.

5.1	Opinion of Ledgewood as to the legality of the securities being registered.

8.1	Opinion of Ledgewood relating to tax matters.

23.1	Consent of Grant Thornton LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC
Its General Partner
Date: May 9, 2006

	By:	/s/ Matthew A. Jones
Chief Financial Officer